CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         U. S. OPPORTUNITY SEARCH, INC.

            U. S. Opportunity Search , Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

            The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was duly approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing it with:
     "FIRST: The name of the corporation (sometimes referred to herein as the 'Corporation') is Milestone Scientific Inc."

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officer this 31st day of October, 1996.


                                   U. S. OPPORTUNITY SEARCH, INC.



                                   By: /s/ Leonard Osser
                                       --------------------------------
                                       Leonard Osser, President